UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: May 31, 2018

DATE OF EARLIEST REPORTED EVENT: May 31, 2018

US Nuclear Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54617	45-4535739
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

7051 Eton Avenue

Canoga Park, CA 91303

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(818) 883-7043

(ISSUER TELEPHONE NUMBER)

 N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(b). On May 22, 2018, Gerald Entine died leaving a vacancy on the Board of Directors for the Company.

Item 5.02(d). In order to fill the vacancy resulting from Mr. Entine’s death, the Board of Directors consented in lieu of a meeting to nominate Dell Williamson for appointment to the Board of Directors following receipt and review from Mr. Williamson his Confidential Bad Actor Disqualifying Event Statement confirming no “disqualifying event,” as defined under Rule 506(e) of Regulation D under the 1933 Securities Act and confirmation of receipt of the Company’s Insider Trading Policy and related memorandum regarding the same (as disclosed in prior filings). In addition, pursuant to Article IV of the Company’s Bylaws, as amended, the Board of Directors nominated Michael G. Hastings to serve as a director on the Board of Directors following receipt and review of the same disclosures and documents produced by Mr. Williamson, as identified herein. By signing the consent resolution, Mr. Williamson and Mr. Hastings accepted appointment as directors on the Board of Directors

Dell Williamson - Director

Mr. Williamson began his career at Overhoff Technology Corporation (“Overoff”) in 1982. As set forth in prior disclosures, Overhoff is an operating division of the Company, and thus an affiliate or related party of the Company. Mr. Williamson is currently the Vice President for production at Overhoff Technology Corporation. His duties include design, engineering and calibration as well as managing production. Mr. Williamson graduated from Cincinnati Technical College with a degree in electronics technology. He furthered his education and attended the University of Cincinnati where he majored in industrial management and mechanical engineering.

Mr. Williamson has become an expert in the use, design and construction of Tritium measurement systems. He serves as the technical interface between the user/scientist and the Overhoff factory. He is a member of the following scientific groups: Health Physics Society, American Nuclear Society, DOE (US Department of Energy) Tritium Focus Group, DOE (US Department of Energy) Air Monitoring User's Group, DOE (US Department of Energy) Health Physics Instrument Committee. Mr. Williamson has no prior experience in serving as a director of a publicly reporting company.

Michael G. Hastings - Director

Mr. Hastings has been a corporate finance officer for over thirty years in the medical device industry with C.R. Bard, Inc. (predecessor to Becton Dickinson), and in the industrial battery industry with EnerSys, Inc. (NYSE: ENS). Mr. Hastings retired from EnerSys in 2011 as its Vice President and Treasurer with company revenue of $2 billion and operations in all parts of the world. His responsibilities included global treasury operations including debt and capital transactions; corporate tax; hedging of currencies, interest rate exposures and the price of raw materials; credit management; pension plan investments; and investor relations. He participated fully in due diligence, valuation and negotiation of numerous acquisitions.

Mr. Hastings was also a member of the Board of Directors and Chief Financial Officer of MegaGraphite, Inc. - a private graphite exploration company in Canada between 2011 and when it was sold in 2014. Mr. Hastings is currently a member of the Board of Directors of Organic Transit, Inc. - a private solar electric vehicle company in the United States. Mr. Hastings has no prior business relationship with the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits:

Exhibit No.	Document
10.1	Consent Resolutions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Nuclear, Inc.

By:  /s/ Robert Goldstein

Name:  Robert Goldstein

Title: Chief Executive Officer and President

Dated: June 8, 2018